Exhibit 99.1

Americold Realty Trust Completes Refinancing of Unsecured Credit Facility

-Expands Capacity from USD $1.275 billion to USD $1.225 billion and CAD $250 million-

-Reduces cost of capital, extends maturities, and increases liquidity-

ATLANTA, March 27, 2020 — Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition, and development of temperature-controlled warehouses, today announced that the Company has completed the refinancing of its unsecured credit facility.

“We are pleased to announce the completion of this key refinancing, which accomplished several important objectives including reducing our cost of capital, extending our debt duration, and enhancing our already strong liquidity position. Importantly, we were able to access incremental capital by expanding and rebalancing our facility to include USD $425 million and CAD $250 million term loans. The CAD term loan creates a natural hedge for our recent Nova Cold acquisition,” stated Marc Smernoff, Chief Financial Officer of Americold Realty Trust.

“With this new financing, our balance sheet is more flexible and better positioned than ever, with plenty of liquidity as we continue to integrate our announced acquisitions and execute on our development pipeline of mission critical, temperature controlled infrastructure. We were very pleased with the overwhelming support from our banking group and we appreciate their continued partnership.”

The Company refinanced its $800 million multicurrency revolving line of credit and expanded its facility to include USD $425 million and CAD $250 million term loans. The new revolver and term loan’s maturity were extended, inclusive of extension options, to 2025, which increased the Company’s total real estate debt duration to 6.8 years as of December 31, 2019, pro forma for this refinancing. Additionally, the Company tightened the credit spread on the revolver and term loans by five basis points, and increased flexibility by improving financial covenants.

With the completion of this financing and inclusive of the funding for all announced developments and acquisitions, the Company’s total liquidity, consisting of cash, revolver and equity forwards exceeds $1 billion.

This new credit facility is being led by BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., Royal Bank Of Canada, Coöperatieve Rabobank U.A., New York Branch and Suntrust Robinson Humphrey, Inc. as Joint Lead Arrangers. BBVA USA, Citizens Bank, National Association, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc., Regions Bank and U.S. Bank National Association are serving as Documentation Agents. Agcountry Farm Credit Services FLCA and Compeer Financial, PCA are additional participants.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and you should not place undue reliance on such statements.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2019, such as public health crises, which include COVID-19, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 178 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina, as of December 31st, 2019. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Contacts:

Americold Realty Trust

Investor Relations

Telephone: 678-459-1959

Email: investor.relations@americold.com